Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

AtlasClear Holdings, Inc. is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions, (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Quantum FinTech Acquisition Corporation (“Quantum”), Wilson-Davis & Co., Inc. (“Wilson-Davis”) and the assets to be contributed by AtlasClear, Inc. (“AtlasClear”), adjusted to give effect to the Transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included in the final proxy statement/prospectus dated October 10, 2023 filed in connection with the Transactions.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the unaudited historical balance sheet of Wilson-Davis as of September 30, 2023 with the unaudited historical consolidated balance sheet of Quantum as of September 30, 2023, giving effect to the Transactions as if they had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the nine months ended September 30, 2023 combines the unaudited historical statement of income of Wilson-Davis for the period from January 1, 2023 through September 30, 2023 on a pro forma basis with the unaudited historical consolidated statement of operations of Quantum for the nine months ended September 30, 2023, giving effect to the Transactions as if they had occurred on January 1, 2022.

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2022 combines the unaudited historical statement of income of Wilson-Davis for the period from January 1, 2022 through December 31, 2022 on a pro forma basis with the audited historical consolidated statement of operations of Quantum for the year ended December 31, 2022, giving effect to the Transactions as if they had occurred on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, has been derived from:

•	the historical unaudited consolidated financial statements of Quantum as of September 30, 2023, and the related notes thereto included elsewhere in this Form 8-K; and

•	the historical unaudited financial statements of Wilson-Davis as of September 30, 2023.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, has been derived from:

•	the historical unaudited consolidated financial statements of Quantum for the nine months ended September 30, 2023, and the related notes thereto included elsewhere in this Form 8-K; and

•	the historical audited financial statements of Wilson-Davis for the year ended June 30, 2023, and the related notes thereto incorporated by referenced to the proxy statement/prospectus less the historical unaudited financial statements of Wilson-Davis for the six months ended December 31, 2022 plus the three months ended September 30, 2023. Refer to Note 2 — “Basis of Presentation” for more detail.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, has been derived from:

•	the historical audited consolidated financial statements of Quantum for the year ended December 31, 2022, and the related notes thereto included elsewhere in this proxy statement/prospectus; and

•	the historical unaudited financial statements of Wilson-Davis for the six months ended December 31, 2022, and the related notes thereto included elsewhere in this proxy statement/prospectus, the historical audited financial statements of Wilson-Davis for the year ended June 30, 2022, and the related notes thereto included elsewhere in this proxy statement/prospectus and the historical unaudited financial statements of Wilson-Davis for the six months ended December 31, 2021. Refer to Note 2 — “Basis of Presentation” for more detail.

This information should be read together with Wilson-Davis’ and Quantum’s audited and unaudited consolidated financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Target Companies,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Quantum,” and other financial information incorporated by reference in the Registration Statement and proxy statement/prospectus filed on October 2, 2023.

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2023
(UNAUDITED)
(in thousands, except share and per share amounts)

									Transaction
									Accounting		Pro Forma
	(A)	Fair Value			Transaction			(B)	Adjustments		Combined
	Wilson Davis	True up		Adjusted	Accounting		Consolidated	Quantum	(Assuming Actual		(Assuming Actual
	(Historical)	Adjustments		Wilson Davis	Adjustments		AtlasClear	(Historical)	Redemptions)		Redemptions)
Assets
Current assets:
Cash and cash equivalents	$7,397	2	2	$7,399	-		$7,399	$713	$1,196	4	$6,693
									$6,000	8
									(522)	6
									(8,093)	10
Cash segregated customers	23,254	-		23,254	-		23,254	-	-		23,254
Cash segregated PAB	201	-		201	-		201	-	-		201
Receivables - broker-dealers and clearing organizations	2,477	-		2,477	-		2,477	-	-		2,477
Receivables - customers net	303	-		303	-		303	-	-		303
Other receivable	51	-		51	-		51	-	-		51
Trading securities, market value	3	-		3	-		3	-	-		3
Prepaid income tax	415	-		415	-		415	-	-		415
Prepaids	29	-		29	-		29	48	-		77
Due from AtlasClear	-	-		-	-		-	54	-		54

Total Current Assets	34,130	2		34,132	-		34,132	815	(1,419)		33,528

Operating lease right-of-use assets	105	-		105	-		105	-	-		105
Cash deposits - broker-dealers and clearing organizations	2,537	-		2,537	-		2,537	-	-		2,537
Property and equipment, net	30	-		30	-		30	-	-		30
Deferred income tax	-	-		-	-		-	-	-		-
Other assets	385	-		385	-		385	-	-		385
Licenses	-	6,939	2	6,939	-		6,939	-	-		6,939
Customer list	-	10,163	2	10,163	-		10,163	-	-		10,163
Developed technology	-			-	18,163	1	18,163	-	-		18,163
Goodwill	-	4,250	2	4,250	-		4,250	-	-		4,250
Cash and marketable securities held in Trust Account	-	-		-	-		-	53,975	(1,195)	4	-
									(53,947)	3
									1,167	7
Total Assets	$37,187	$21,354		$58,541	$18,163		$76,704	$54,790	$(55,394)		$76,100

Liabilities and Stockholders' Equity
Current Liabilities
Payables to customers	$24,703	$-		$24,703	$-		$24,703	$-	$-		$24,703
Accounts and payables to officers/directors	753	-		753	-		753	-	-		753
Accounts payable and accrued expenses	884	-		884	-		884	4,621	(4,321)	6	1,184
Payables - broker-dealers and clearing organixations	22	-		22	-		22	-	-		22
Payable to Wilson-Davis shareholders	-	18,079	2	18,079	-		18,079	-	(8,092)	10	9,987
Short-term Note to Wilson Davis	-	5,000	2	5,000			5,000	-	-		5,000
Commissions, payroll and payroll taxes	216	-		216	-		216	-	-		216
Current portion of lease liability	83	-		83	-		83	-	-		83
Stock loan	-	-		-	-		-	-	-		-
Income taxes payable	-	-		-	-		-	722	-		722
Excise taxes payable	-	-		-	-		-	1,528	-		1,528
Advances from related party	-	-		-	-		-	2,321	(2,321)	7	-
Promissory note - related party	-	-		-	-		-	480	(480)	7	-
Convertible note, net of discount	-	-		-	-		-	-	5,028	8	5,028
Sofware earnout liability	-	-		-	10,426	(1)	10,426	-	-		10,426
Total current liabilities	26,661	23,079		49,740	10,426		60,166	9,672	(10,186)		59,652

Accrued contingent liability	100	-		100	-		100	-	-		100
Subordinated borrowings	650	-		650	-		650	-	-		650
Trading account deposit	100	-		100	-		100	-	-		100
Long-term lease liability	30	-		30	-		30	-	-		30
Non redemption liability	-	-		-	-		-	1,893	(1,893)	9	-
Deferred long term accounts payable	-	-		-	-		-	-	9,162	6	9,162
Long-term Note to Wilson Davis	-	7,921		7,921	-		7,921	-	-		7,921
Warrant liabilities	-	-		-	-		-	492	-		492
Total Liabilities	27,541	31,000		58,541	10,426		68,967	12,057	(2,917)		78,107

Common stock subject to possible redemption	-	-		-	-		-	53,848	99	5	-
									(53,947)	3
	-	-		-	-		-	53,848	(53,848)		-
Stockholders’ Equity
Common stock	41	(41)	2	-	-	1	-	1	-	5	1
									-	6
									-	7

Additional paid-in capital	304	(304)	2	-	72,099	1	72,099	-	(99)	5	77,433
									1,020	6
									3441	7
									972	8
Accumulated deficit	9,301	(9,301)	2	-	(64,362)	1	(64,362)	(11,116)	(6,383)	6	(79,441)
									1,893	9
									527	7
Total Stockholders' Equity	9,646	(9,646)		-	7,737		7,737	(11,115)	1,371		(2,007)
Total Liabilities and Stockholders’ Equity	$37,187	$21,354		$58,541	$18,163		$76,704	$54,790	$(55,394)		$76,100

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTH ENDED SEPTEMBER 30, 2023
(UNAUDITED)
(in thousands, except share and per share amounts)

								Transaction
								Accounting		Pro Forma
	(C)	Fair Value			Transaction		(D)	Adjustments		Combined
	Wilson Davis	True up		Adjusted	Accounting	Consolidated	Quantum	(Assuming Actual		(Assuming Actual
	(Historical)	Adjustments		Wilson Davis	Adjustments	AtlasClear	(Historical)	Redemptions)		Redemptions)
Revenue
Comissions	$3,888	$-		$3,888	$-	$3,888	$-	$-		$3,888
Vetting fees	1,191	-		1,191	-	1,191	-	-		1,191
Clearing fees	400	-		400	-	400	-	-		400
Fees charged to customers	1,191	-		1,191	-	1,191	-	-		1,191
Net loss on firm trading accounts	25	-		25	-	25	-	-		25
Other	(27)	-		(27)	-	(27)	-	-		(27)
Total Revenue	6,668	-		6,668	-	6,668	-	-		6,668

Expenses
Compensation, payroll taxes and benefits	3,399	-		3,399	-	3,399	-	-		3,399
Data processing and clearing costs	2,011	-		2,011	-	2,011	-	-		2,011
Regulatory, professional fees and related expenses	1,426	-		1,426	-	1,426	-	-		1,426
Communications	443	-		443	-	443	-	-		443
Occupancy and equipment	177	-		177	-	177	-	-		177
Transfer fees	189	-		189	-	189	-	-		189
Bank charges	132	-		132	-	132	-	-		132
Other	361	-		361	-	361	-	-		361
Amortization of intangible assets	-	2,211	1	2,211	-	2,211	-	-		2,211
Operating expenses	-	-		-	-	-	2,126	-		2,126
Total expenses	8,138	2,211		10,349	-	10,349	2,126	-		12,475
Operating loss	(1,470)	(2,211)		(3,681)	-	(3,681)	(2,126)	-		(5,807)

Other income (expense)
Interest income	1,574	-		1,574	-	1,574	14	-		1,588
Interest expense	(75)	-		(75)	-	(75)	-	(736)	5	(811)
Gain/loss on fixed assets	(7)	-		(7)	-	(7)	-			(7)
Net gain on settlement	-	-		-	-	-	830			830
Change in fair value of warrants	-	-		-	-	-	(308)	-		(308)
Change in fair value of PIPE derivative liability	-	-		-	-	-	(12)	-		(12)
Interest earned on investments held in Trust Account	-	-		-	-	-	2,746	(2,746)	4	-
(Loss) income before taxes	22	(2,211)		(2,189)	-	(2,189)	1,144	(3,482)		(4,527)
Income tax benefit (expense)	(5)	-		(5)	-	(5)	(722)	-		(727)
Net (loss) income	$17	$(2,211)		$(2,194)	$-	$(2,194)	$422	$(3,482)		$(5,254)

Weighted average shares outstanding, basic and diluted							12,552,751	(750,992)		11,801,759
Basic and diluted net income (loss) per share							$0.03			$(0.45)
Weighted average shares outstanding, diluted							12,552,751	(750,992)		11,801,759
Diluted net (loss) income per share							$0.03			$(0.45)

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2022
(UNAUDITED)
(in thousands, except share and per share amounts)

					Transaction				Transaction
					Accounting				Accounting		Pro Forma
	(A)	Fair Value			Adjustments			(B)	Adjustments		Combined
	Wilson Davis	True up		Adjusted	(Assuming No		Consolidated	Quantum	(Assuming No		(Assuming No
	(Historical)	Adjustments		Wilson Davis	Redemptions)		AtlasClear	(Historical)	Redemptions)		Redemptions)
Revenue
Comissions	$8,239	$-		$8,239	$-		$8,239	$-	$-		$8,239
Vetting fees	1,042	-		1,042	-		1,042	-	-		1,042
Clearing fees	206	-		206	-		206	-	-		206
Net loss on firm trading accounts	(48)	-		(48)	-		(48)	-	-		(48)
Other	88	-		88	-		88	-	-		88
Total Revenue	9,527	-		9,527	-		9,527	-	-		9,527

Expenses
Compensation, payroll taxes and benefits	6,572	-		6,572	-		6,572	-	-		6,572
Data processing and clearing costs	1,751	-		1,751	-		1,751	-	-		1,751
Regulatory, professional fees and related expenses	1,059	-		1,059	-		1,059	-	-		1,059
Communications	618	-		618	-		618	-	-		618
Occupancy and equipment	262	-		262	-		262	-	-		262
Transfer fees	56	-		56	-		56	-	-		56
Bank charges	61	-		61	-		61	-	-		61
Other	144	-		144	-		144	-	-		144
Amortization of intangible assets	-	2,948	1	2,948	-		2,948	-	-		2,948
Transaction cost	-			-	64,362	2	64,362	-	-		64,362
Operating expenses	-	-		-	-		-	3,024	6,383	3	9,407
Total expenses	10,523	2,948		13,471	64,362		77,833	3,024	6,383		87,240
Operating loss	(996)	(2,948)		(3,944)	(64,362)		(68,306)	(3,024)	(6,383)		(77,713)

Other income (expense)
Interest income	612			612	-		612	-	-		612
Interest expense	(82)	-		(82)	-		(82)	-	(2,944)	5	(3,026)
Change in fair value of warrants	-	-		-	-		-	6,953	-		6,953
Change in fair value of PIPE derivative liability	-	-		-	-		-	4,566	-		4,566
Interest earned on investments held in Trust Account	-			-	-		-	3,087	(3,087)	4	-
Unrealized loss on marketable securities in Trust Account	-			-	-		-	-	-		-
(Loss) income before taxes	(466)	(2,948)		(3,414)	(64,362)		(67,776)	11,582	(12,414)		(68,608)
Income tax benefit (expense)	160	-		160	-		160	(537)	-		(377)
Net (loss) income	$(306)	$(2,948)		$(3,254)	$(64,362)		$(67,616)	$11,045	$(12,414)		$(68,985)

Weighted average shares outstanding, basic and diluted								25,156,250	(13,354,491)		11,801,759
Basic and diluted net income (loss) per share								$0.44			$(5.85)
Weighted average shares outstanding, diluted								25,156,250	(13,354,491)		11,801,759
Diluted net (loss) income per share								$0.44			$(5.85)

Note 1 — Description of the Transactions

On February 9, 2024 (the “Closing Date”), the registrant consummated the previously announced transactions pursuant to that certain Business Combination Agreement, dated November 16, 2022 (as amended, the “Business Combination Agreement”), by and among the registrant, Quantum FinTech Acquisition Corporation (“Quantum”), Calculator Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant (“Merger Sub 1”), Calculator Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant (“Merger Sub 2”), AtlasClear, Inc., a Wyoming corporation (“AtlasClear”), Atlas FinTech Holdings Corp., a Delaware corporation (“Atlas FinTech”) and Robert McBey. The transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination.” In connection with the consummation of the Business Combination (the “Closing”), the registrant changed its name from “Calculator New Pubco, Inc.” to “AtlasClear Holdings, Inc.” (hereinafter referred to as “AtlasClear Holdings”).

In addition:

•	Simultaneously with the execution of the Business Combination Agreement, AtlasClear entered into Amendment No. 2 to the Stock Purchase Agreement, dated as of April 11, 2022 (as further amended on May 30, 2023, the “Broker-Dealer Acquisition Agreement”), with Wilson-Davis and its selling shareholders, pursuant to which, among other things, AtlasClear will acquire all of the issued and outstanding shares of Wilson-Davis. As of February 9, 2024, the transaction closed.

•	Simultaneously with the execution of the Business Combination Agreement, AtlasClear entered into the CB Merger Agreement with Commercial Bancorp, pursuant to which, among other things, Commercial Bancorp will be merged with and into a subsidiary of AtlasClear. The Closing of the CB Merger is expected to occur after the consummation of the Business Combination.

•	Simultaneously with the execution of the Business Combination Agreement, AtlasClear entered into the Contribution Agreement with Atlas FinTech, and Atlas Financial Technologies Corp. pursuant to which Atlas FinTech and Atlas Financial Technologies Corp. will contribute to AtlasClear all rights, title and interest in the Transferred Intellectual Property (as defined in the Contribution Agreement), among other things. As of February 9, 2024, the transaction closed.

At the Closing, AtlasClear equity holders received merger consideration in shares of common stock of AtlasClear Holdings, Inc. (the “AtlasClear Holdings Common Stock”) equal to the quotient of (i) $75.4 million, less the purchase prices for Wilson-Davis and Commercial Bancorp, divided by (ii) $10 (the “Merger Consideration”). As such 4,440,000 shares were issued on February 9, 2024.

In addition, the AtlasClear stockholders will receive up to 5,944,444 shares of common stock of AtlasClear Holdings, Inc. (the “Earn Out Shares”). The Earn Out Shares will be issued to AtlasClear Stockholders upon certain milestones (based on the achievement of certain price targets of New Pubco Common Stock following the Closing). In the event such milestones are not met within the first 18 months following the Closing, the Earn Out Shares will be cancelled. Atlas FinTech will also receive up to $20 million of AtlasClear Holdings Common Stock (“Software Products Earn Out Shares”), which will be issued to Atlas FinTech upon certain milestones based on the achievement of certain revenue targets of software products contributed to AtlasClear by Atlas FinTech and Atlas Financial Technologies Corp. following the Closing. The revenue targets will be measured yearly for the five years following Closing, with no catch-up between the years.

In connection with the Closing, each share of Quantum Common Stock that was outstanding and has not been redeemed was converted into one share of AtlasClear Holdings Common Stock.

Each outstanding Quantum Public Warrant has become a warrant to purchase one-half of a share of AtlasClear Holdings Common Stock. Each outstanding Quantum Private Warrant will become a warrant to purchase one share of AtlasClear Holdings Common Stock.

In connection with the stockholder vote to approve the Business Combination Agreement and the Business Combination, holders of an aggregate of 4,940,885 shares of Quantum Common Stock properly exercised their right to have their shares redeemed for a full pro rata portion of the Trust Account holding the proceeds from the IPO, which was approximately $10.92 per share, or $53,947,064.28 in the aggregate. The remaining balance of the Trust Account immediately prior to the Closing of approximately $1.2 million was used to partially fund the Business Combination.

As a result of such redemptions, a total of 109,499 Public Shares remained outstanding at the Closing. After giving effect to the Business Combination, the redemption of the Public Shares described above, the separation of the former Quantum Units and the issuance of Merger Consideration Shares and the issuance of shares of Common Stock pursuant to Expense Settlements (described below), as of the Closing Date, there were 11,781,759 shares of Common Stock issued and outstanding.

Amendments to Broker-Dealer Acquisition Agreement

Prior to the Closing, AtlasClear and the Company entered into two amendments to the Broker-Dealer Acquisition Agreement with Wilson-Davis and the then-owners of Wilson-Davis (the “Wilson-Davis Sellers”), Amendment No. 8 dated January 9, 2024 (“Amendment No. 8”) and Amendment No. 9 dated February 7, 2024 (“Amendment No. 9” and, together with Amendment No. 8, the “Amendments”). Among other things, the Amendments reduced the total purchase price payable under the Broker- Dealer Acquisition Agreement by $5 million and reduced the cash payable at the Wilson-Davis Closing as part of the purchase price to $8 million, with the balance of the purchase price paid in the form of convertible promissory notes issued by AtlasClear to the Wilson-Davis Sellers, as follows: (i) $5,000,000 in aggregate principal amount of notes due 90 days after the Closing Date (the “Short-Term Notes”) and (ii) $7,971,000 in aggregate principal amount of notes due 24 months after the Closing Date (the “Long-Term Notes” and, together with the Short-Term Notes, the “Seller Notes”). The Short-Term Notes accrue interest at a rate of 9% per annum, payable quarterly in arrears, in shares of Common Stock at a rate equal to 90% of the trailing seven-trading day volume weighted average price of the Common Stock (“VWAP”) prior to payment (or, at the Company’s option, cash), and are convertible at the option of the holder at any time during the continuance of an event of default, at a rate equal to 90% of the trailing seven-trading day VWAP prior to conversion. The Long-Term Notes accrue interest at a rate of 13% per annum, payable quarterly in arrears, in shares of Common Stock at a rate equal to 90% of the trailing seven-trading day VWAP prior to payment (or, at the Company’s option, in cash), and are convertible at the option of the holder at any time commencing six months after the Closing Date, at a rate equal to 90% of the trailing seven-trading day VWAP prior to conversion (or 85% if an event of default occurs and is continuing).

Pursuant to the terms of the Amendments, at the closing of the transactions contemplated by the Broker-Dealer Acquisition Agreement (the “Wilson-David Closing”) the Company entered into a parent guaranty and registration rights agreement with the Wilson-Davis Sellers (the “Wilson-Davis Guaranty and RRA”), pursuant to which the Company guaranteed the obligations of AtlasClear under the Notes. The Company also agreed (i) to file, within 30 days of the Closing Date, a registration statement with the SEC, registering the resale of the shares of Common Stock issuable upon conversion of the Notes and (ii) if necessary to allow any of the Notes to be converted into shares of Common Stock in accordance with the rules of the NYSE, to seek stockholder approval for the issuance of such shares, including by filing a proxy statement by no later than April 30, 2024.

Quantum Ventures LLC (the “Sponsor”) also entered into Amendment No. 9, for the limited purpose of agreeing to transfer certain Founder Shares owned by the Sponsor to the Wilson-Davis Sellers. The Sponsor agreed to transfer to the Wilson-Davis Sellers, at the Wilson-Davis Closing, Founder Shares having an aggregate value of $6 million, based on the VWAP of Quantum Common Stock for the five trading days immediately prior to the Wilson-Davis Closing, which resulted in the transfer of an aggregate of 885,010 Founder Shares at the Closing. From time to time prior to the six month anniversary of the Closing, the Sponsor may be required to transfer additional Founder Shares to the Wilson-Davis Sellers, as set forth in Amendment No. 9, provided that in no event will the Sponsor be required to transfer more than an aggregate of 2,500,000 Founder Shares (including the Founder Shares transferred at the Closing).

Convertible Note Financing

On February 9, 2024, the Company and Quantum entered into a securities purchase agreement (the “Purchase Agreement”) with Funicular Funds, LP, a Delaware limited partnership (“Funicular”), pursuant to which the Company sold and issued to Funicular, on that date, a secured convertible promissory note in the principal amount of $6,000,000 (the “Funicular Note”) for a purchase price of $6,000,000, in a private placement (the “Note Financing”). The proceeds raised in the Note Financing were used to pay a portion of the purchase price paid at Closing to the Wilson-Davis Sellers.

The Funicular Note has a stated maturity date of November 9, 2025. Interest accrues at a rate per annum equal to 12.5%, and is payable semi-annually on each June 30 and December 31. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company in its sole discretion, be either paid in cash or paid in-kind by increasing the principal amount of the Funicular Note. In the event of an Event of Default (as defined in the Funicular Note), in addition to Funicular’s other rights and remedies, the interest rate would increase to 20% per annum. The Funicular Note is convertible, in whole or in part, into shares of Common Stock at the election of the holder at any time at an initial conversion price of $10.00 per share (the “Conversion Price”). The Conversion Price is subject to adjustment monthly to a price equal to the trailing five-day VWAP, subject to a floor of $2.00 per share (provided that if the Company sells stock at an effective price below $2.00 per share, such floor would be reduced to such effective price), and is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. The Company has the right to redeem the Funicular Note upon 30 days’ notice after the earlier of August 7, 2024 and the effectiveness of the Registration Statement (as defined in the Funicular Note), and Funicular would have the right to require the Company to redeem the Note in connection with a Change of Control (as defined in the Note), in each case for a price equal to 101% of the outstanding principal amount of the Note plus accrued and unpaid interest. The Funicular Note contains covenants which, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, incur additional liens and sell its assets or properties.

The Funicular Note is secured by a perfected security interest in substantially all of the existing and future assets of the Company and each Grantor (as defined in the Security Agreement, as defined below), including a pledge of all of the capital stock of each of the Grantors, subject to certain exceptions, as evidenced by (i) a security agreement, dated as of February 9, 2024 (the “Security Agreement”), entered into among the Company, each of the Company’s subsidiaries and Funicular, and (ii) a guaranty, dated as of February 9, 2024 (the “Guaranty”), executed by each of the Company’s subsidiaries pursuant to which each of them has agreed to guaranty the obligations of the Company under the Funicular Note and the other Loan Documents (as defined in the Funicular Note).

Pursuant to the Purchase Agreement, the Company agreed, among other things, that if the Funicular Note becomes convertible into a number of shares of Common Stock in excess of 19.9% of the Company’s total number of shares of Common Stock outstanding, to seek the approval of its stockholders for the issuance of all shares of Common Stock issuable upon conversion of the Funicular Note in excess of that amount, in accordance with the rules of the NYSE American. Also pursuant to the Purchase Agreement, at the Closing the Sponsor transferred 600,000 Founder Shares and 600,000 private placement warrants to Funicular, which transfers terminated Quantum’s obligation to issue shares to Funicular pursuant to the terms of the non-redemption agreement, dated August 1, 2023, between Quantum and Funicular and previously disclosed in the Proxy Statement/Prospectus.

In connection with the Note Financing, on February 9, 2024, the Company entered into a registration rights agreement with Funicular (the “Funicular Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to file with the U.S. Securities and Exchange Commission within 15 days after the Closing Date a registration statement registering the resale of the shares of Common Stock issuable upon exercise of the Funicular Note (the “Funicular Registration Statement”), and the Company agreed to use its best efforts to have the Funicular Registration Statement declared effective as promptly as reasonably possible after the filing thereof, but in any event within 60 days of the Closing Date. If the registration statement is not filed within 30 days after the Closing or is not declared effective by the applicable deadline set forth in the Registration Rights Agreement, or under certain other circumstances described in the Registration Rights Agreement, then the Company shall be obligated to pay to the Buyer an amount in cash equal to 5% of the original principal amount of the Note on a monthly basis until the applicable event giving rise to such payments is cured. The Funicular Registration Rights Agreement also provides that the Company is obligated to file additional registration statements under certain circumstances, and provides Funicular with customary “piggyback” registration rights.

Expense Settlements

In connection with the Closing, the Company and Chardan Capital Markets LLC (“Chardan”) agreed that the fee, in the amount of $7,043,750, payable by Quantum to Chardan upon the Closing pursuant to the terms of the business combination marketing agreement entered into in connection with Quantum’s initial public offering, would be waived in exchange for the issuance by the Company to Chardan of a convertible promissory note in the aggregate principal amount of $4,150,000. Such note (the “Chardan Note”) was issued by the Company at the Closing.

The Chardan Note has a stated maturity date of February 9, 2028. Interest accrues at a rate per annum equal to 13%, and is payable quarterly on the first day of each calendar quarter. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company, be either paid in cash or, subject to the satisfaction of certain conditions, in shares of Common Stock, at a rate equal to 85% of the VWAP for the trading day immediately prior to the applicable interest payment date. The Chardan Note is convertible, in whole or in part, into shares of Common Stock at the election of the holder at any time at a conversion price equal to 90% of the VWAP of the Common Stock for the trading day immediately preceding the applicable conversion date. In addition, on each conversion date the Company is required to pay to Chardan in cash (or, at the Company’s option and subject to certain conditions, a combination of cash and Common Stock) all accrued interest on the Chardan Note and all interest that would otherwise accrue on the amount of the Note being converted if such converted amount would be held to three years after the applicable conversion date. Conversion of the Chardan Note, including the issuance of shares to pay interest thereon, is limited to the extent that such conversion would result in Chardan (together with its affiliates and any other persons acting as a group together with Chardan or its affiliates) beneficially owning in excess of 9.99% of the outstanding shares of Common Stock outstanding immediately prior to such conversion. The conversion price applicable to the Chardan Note is subject to adjustment is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and is subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable conversion price (subject to certain exceptions). The Chardan Note is subject to a demand for immediate repayment in cash upon the occurrence of certain events of default specified therein.

Also on February 9, 2024, the Company entered into a registration rights agreement with Chardan (the “Chardan Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to file with the U.S. Securities and Exchange Commission within 45 days after the Closing Date a registration statement registering the resale of the shares of Common Stock issuable upon exercise of the Chardan Note and to use its reasonable best efforts to have such registration statement declared effective as soon as possible after filing. If the registration statement is not filed within 45 days after the Closing or is not effective within a specified period after the Closing (or if effectiveness is subsequently suspended or terminated for at least 15 days, subject to certain exceptions), then the interest rate of the Chardan Note will increase by 2% for each week that such event continues. The Chardan Registration Rights Agreement also provides that the Company is obligated to file additional registration statements under certain circumstances, and provides Chardan with customary “piggyback” registration rights.

Also in connection with the Closing, the Company agreed to settle certain accrued expenses and other obligations to certain parties through the issuance of shares of Common Stock. Pursuant to such arrangements, the Company issued an aggregate of 2,201,010 shares of Common Stock in settlement of obligations in the aggregate amount of $5,448,933, including the issuance of 2,000,000 shares of Common Stock to Qvent, LLC, an affiliate of the Sponsor, in settlement of an aggregate of $4,633,833 advanced to Quantum through the Closing Date.

Accounting for the Transactions

The Business Combination will be accounted for in accordance with the acquisition method of accounting, with Quantum considered to be the accounting acquirer of Wilson-Davis and Commercial Bancorp. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill. Costs related to the transaction are expensed as incurred. The Company has determined that Wilson-Davis should be considered a probable acquisition and is over 50% significant and therefore should be included in the pro forma financial information and in accordance with Rule 3-05, Wilson-Davis financial statements should be included in this proxy statement/prospectus. However, the Company determined that the acquisition of Commercial Bancorp was neither probable nor significant and therefore the Company has neither included Commercial Bancorp in the pro forma financial information nor included separate financial statements for Commercial Bancorp in this proxy statement/prospectus.

AtlasClear does not meet the definition of a business and will therefore be treated as an asset acquisition by Quantum, which will include the assets contributed from Atlas Fintech. AtlasClear’s assets and liabilities will be measured and recognized at their relative fair values, as estimated in good faith by management, and allocated to the net assets acquired as of the transaction date, and combined with the assets, liabilities, and results of operations of Quantum on consummation of the Business Combination. The reported consolidated financial condition and results of operations of the combined company after completion of the Business Combination will reflect these fair values.

Quantum was deemed the accounting acquirer based on the following factors:

•	Quantum will be issuing cash and shares of its common stock;

•	Quantum will control the voting rights under the no redemption and the maximum contractual redemption scenarios;

•	Quantum will have the largest minority voting interest;

•	Quantum will have control over the Board; and

•	Most of senior management of the post-combination company will be former Quantum officers.

Note 2 — Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transactions.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results would have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. AtlasClear, Wilson-Davis and Quantum have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified Transaction Accounting Adjustments and allow for presentation of Management’s Adjustments. Quantum has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

As Quantum and Wilson-Davis have different fiscal year ends, in order to meet the SEC’s pro forma requirements of combining operating results for an annual period that ends within 93 days of the end of Quantum’s latest annual fiscal year ended December 31, 2022, Wilson-Davis’s financial results for the twelve months ended December 31, 2022, have been calculated by taking (i) Wilson-Davis’s results for the year ended June 30, 2022, minus Wilson-Davis’s results for the six months ended December 31, 2021, plus (ii) Wilson-Davis’s results for the six months ended December 31, 2022.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 4,440,000 shares of New Pubco Common Stock issued to AtlasClear stockholders.

The unaudited pro forma condensed combined financial information has been prepared based on the actual redemptions which resulted in an additional redemption of 4,940,885 shares leaving 109,499 shares which were not redeemed and no longer subject to redemption as a result of the closing of the transaction.

The following summarizes the pro forma shares issued and outstanding immediately after the Business Combination, presented under actual redemptions:

	No Redemptions
Ownership percentage post-Business Combination	Number of Shares	Percent Outstanding
AtlasClear Merger Consideration shares	4,440,000	37.6%
Financing Investors	600,000	5.1%
Expense settlemnt Shareholders	221,010	1.9%
Quantum public stockholders	109,499	0.9%
Quantum Founder Shares(1)	6,431,250	54.4%
Total shares outstanding	11,801,759

(1)	Including the issuance of 2,000,000 shares of Common Stock to Qvent, LLC, an affiliate of the Sponsor, in settlement of an aggregate of $4,633,833 advanced to Quantum through the Closing Date.

The share amounts and ownership percentages set forth above do not take into account Quantum Warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter.

Upon consummation of the Business Combination, management will perform a comprehensive review of the entity’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Pro Forma Adjustments

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Derived from the audited balance sheet of Wilson-Davis as of September 30, 2023.

(B)	Derived from the unaudited consolidated balance sheet of Quantum as of September 30, 2023.

(1)	To reflect the purchase of Developed Technology identified under the Assignment and Assumption Agreement and Bill of Sale (the “Contribution Agreement”) between AtlasClear, Atlas FinTech and Atlas Financial Technologies Corp., pursuant to which Atlas FinTech and Atlas Financial Technologies Corp. will contribute to AtlasClear all rights, title and interest in certain intellectual property, among other things. There are no historical revenues for the Developed Technology and AtlasClear’s management determined the fair value based on their experience and expectations from running similar models in previous companies. The value was derived based on the purchase price allocation as follows: (the table below is expressed in thousands)

Total Purchase Price(a)	$75,400
Fair value of Software Product Earn Out Shares(b)	10,426
Fair value of Earn Out Shares(c)	27,063
Deficient Cash Free Net Working Capital(d)	636
Total consideration	113,525
Purchase price allocated to Wilson-Davis (see adjustment 8 below)	(31,000)
Purchase price allocated to Contribution Agreement	$82,525
SURFACExchange	$381
Bond Quantum	32
Atlas	7,749
Rubicon	10,000
Total Developed Technology acquired(e)	$18,163
Transaction cost(f)	$64,362

(a)	The closing consideration of $75.40 million is to be delivered in common stock reduced by the purchase price of Wilson-Davis of $31.00 million. The purchase price consists of $20.00 million, the value based on management’s experience with similar firms in the past, plus net capital of approximately $11.00 million. As such 4,400,000 were delivered based on $10 per share presumed value of common stock.

(b)	Atlas FinTech will receive up to $20.00 million of New Pubco Common Stock (“Software Products Earn Out Shares”), which will be issued to Atlas FinTech upon certain milestones (based on the achievement of certain revenue targets of software products contributed to AtlasClear by Atlas FinTech and Atlas Financial Technologies Corp. following the Closing). The revenue targets will be measured yearly for the five years following Closing, with no catch-up between the years. The value was determined based on projected revenue based on a discount factor. The Earn Out provision was analyzed under ASC 480 and ASC 815. the Software Products Earn Out Shares Payments in this transaction are within the scope of ASC 480 and therefore will be accounted for as a liability and included in the purchase price consideration. The revenue earnout was estimated using a Monte Carlo simulation to determine if and when the revenue hurdles would be achieved. The revenue volatility and revenue to equity correlation was based upon the same guideline public companies. The Monte Carlo simulation was performed simultaneously on both the share price and revenue to account for the correlation between revenue and equity

(c)	Atlas FinTech will receive up to 5,944,444 shares of New Pubco Common Stock (the “Earn Out Shares”). The Earn Out Shares will be issued to AtlasClear Stockholders upon certain milestones (based on the achievement of certain price targets of New Pubco Common Stock following the Closing). In the event such milestones are not met within the first 18 months following the Closing, the Earn Out Shares will be cancelled. The Earn Out provision was analyzed under ASC 480 and ASC 815. The earnout provision was deemed to be indexed to the Company’s own stock and therefore equity classified. The share based earnout was estimated using a Monte Carlo simulation to determine if and when the stock price hurdles would be achieved. The expected stock price volatility was based upon guideline public companies.

(d)	The Deficient Cash Free Net Working Capital represents the difference between the working capital balance of AtlasClear and Wilson-Davis (excluding cash) of ($636,369), and the normalized working capital of $0. The excess/deficiency is determined by reviewing the working capital requirements of similar guideline public companies. The normalized working capital was considered reasonable provided the guideline public companies. The actual working capital is not a subjective input and represents actual amounts at the closing balance sheet dates. The normalized working capital is calculated as the last twelve months (“LTM”) revenue of $0 for AtlasClear multiplied by the working capital requirement of -5%. The working capital balance of the company should be zero given that AtlasClear has no revenue.

(e)	Under SAB topic 5G transfers of nonmonetary assets for stock prior to an initial offering should be recorded at predecessor cost in accordance with GAAP. As such the value of the Developed Technology was based on the carrying value of Atlas FinTech of $18.16 million. The estimated useful life was determined to be eight years. There are no historical revenues for the Developed Technology and AtlasClear’s management determined the fair value based on their experience and expectations from running similar models in previous companies.

(f)	ASC 350 prohibits the recognition of goodwill in an asset purchase. As such the difference between the purchase price of $81.93 million was charged as transactions and recorded under accumulated deficit of $64.36 million.

(2)	Reflects the allocation, on a preliminary basis, of cost associated with the acquisition of Wilson-Davis under the acquisition method of accounting as though the acquisition occurred on September 30, 2023. The final allocation of the purchase consideration for the Mergers will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed, but in no event later than one year following the completion of the Mergers. Accordingly, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Company following the Mergers due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities. The preliminary allocation of the purchase price is as follows: (the table below is expressed in thousands)

Cash paid to Wilson-Davis shareholders	$31,000
Allocated to:
Cash	$7,397
Cash segregated	23,455
Receivables	2,832
Trading Securities, market value	3
Prepaid Income Tax	444
Accounts payable, accrued expenses and other current liabilities	(26,576)
Current portion of lease liability	(83)
Property and equipment	30
Cash deposit BDs and Clearing Organizations	2,537
Operating Lease Right-to-Use Lease Assets	105
Deferred Income Tax
Other Assets	385
Stok loan	(1)
Long-term Lease liability	(30)
Accrued Contingent Liability	(100)
Subordinated Borrowing	(650)
Trading Account deposit	(100)
Net assets acquired	9,648
Excess of purchase price over net liabilities assumed before allocation to identifiable intangible assets and goodwill	$21,352

The fair value of property and equipment was determined using the indirect cost approach which utilizes fixed asset record information including historical costs, acquisition dates, and asset descriptions and applying asset category specific nationally recognized indices to the historical cost of each asset to derive replacement cost new less depreciation. Management has also made the initial determination that all other assets and liabilities to be acquired are primarily estimated to be stated at their fair values, which approximates their recorded cost. While a final determination of the value of the identifiable intangibles has not been completed, management has made an initial determination that approximately $21.35 million of the excess of the purchase price over the net assets acquired should be allocated to identifiable intangible assets. The unidentified excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill. (The table below is expressed in thousands)

	Amount	Estimated Useful Life (Years)
Licenses(a)	$6,939	Indefinite
Customer Lists(b)	10,163	15
Intangible Assets	17,102	—
Goodwill	4,250	—
	$21,352	—

(a)	The value of the licenses was based on replacement costs for an operating enterprise which are estimated to be $4.60 million over 16 months. The replication cost was then allocated a 12% estimated developers profit and The entrepreneurial incentive indicates the incremental amount of net cash flow that the owner/operator of the process will earn during the development period compared to the amount of net cash flow the same owner/operator would earn from using an alternative process. The development period was estimated as 1.25 years. The rate of return was based on an annual rate of return of 27.9% resulting in an estimated value of $6.94 million.

(b)	The Wilson Davis customer relationships were valued using the Multi-Period Excess Earnings Method (“MPEEM”). The MPEEM reflects the present value of the operating cash flows generated by existing customer relationships after taking into account the cost to realize the revenue and an appropriate discount rate to reflect the time value and risk associated with the cash flows.

(3)	To reflect the redemption in connection with the stockholder vote to approve the Business Combination Agreement and the Business Combination, holders of an aggregate of 4,940,885 shares of Quantum Common Stock properly exercised their right to have their shares redeemed for a full pro rata portion of the Trust Account holding the proceeds from the IPO, which was approximately $10.92 per share, or $53.95 million in the aggregate.

(4)	To reflect the release of cash from investments held in the trust account. The remaining balance of the Trust Account immediately prior to the Closing of approximately $1.19 million was used to partially fund the Business Combination.

(5)	The reclass the 109,499 shares which were not redeemed into permanent equity.

(6)	To reflect the settlement of $10.50 million of legal, financial advisory and other professional fees related to the Transactions, of which $0.52 million represents the cash payment of transaction expenses $4.32 million represents the release of previously accrued transaction expenses, the issuance of 221,010 of common stock to settled $1.02 million in transaction cost and the recording of $9.16 million in expense settlements where vendors agreed to be repaid in long term basis . The amount of $6.18 million is reflected as an adjustment to accumulated losses for incremental transaction cost incurred as a result. The $9.16 million of long term notes is summarized below:

a.	$4.15 million under The Chardan Note has a stated maturity date of February 9, 2028. Interest accrues at a rate per annum equal to 13%, and is payable quarterly on the first day of each calendar quarter. On each interest payment date, the accrued and unpaid interest shall, at the election of the Company, be either paid in cash or, subject to the satisfaction of certain conditions, in shares of Common Stock, at a rate equal to 85% of the VWAP for the trading day immediately prior to the applicable interest payment date. The Chardan Note is convertible, in whole or in part, into shares of Common Stock at the election of the holder at any time at a conversion price equal to 90% of the VWAP of the Common Stock for the trading day immediately preceding the applicable conversion date. In addition, on each conversion date the Company is required to pay to Chardan in cash (or, at the Company’s option and subject to certain conditions, a combination of cash and Common Stock) all accrued interest on the Chardan Note and all interest that would otherwise accrue on the amount of the Note being converted if such converted amount would be held to three years after the applicable conversion date. Conversion of the Chardan Note, including the issuance of shares to pay interest thereon, is limited to the extent that such conversion would result in Chardan (together with its affiliates and any other persons acting as a group together with Chardan or its affiliates) beneficially owning in excess of 9.99% of the outstanding shares of Common Stock outstanding immediately prior to such conversion. The conversion price applicable to the Chardan Note is subject to adjustment is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and is subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable conversion price (subject to certain exceptions). The Chardan Note is subject to a demand for immediate repayment in cash upon the occurrence of certain events of default specified therein.

b.	$2.50 million to be repaid via issuance of common stock in trenches over a two year period.

c.	$2.51 million to be repaid to various vendors with a 13% interest with a maturity dat of February 8, 2026.

(7)	To reflect the funding of $0.64 million for the July through February extension payments, which was funded by a non-interest bearing, unsecured promissory note payable upon consummation of the Business Combination (each, an “Extension Payment”) and the corresponding settlement of this note payable and the Advances from related party and Promissory note- related party at the consummation of the Business Combination with the issuance of 2,000,000 shares of Common Stock to Qvent, LLC, an affiliate of the Sponsor, in settlement of an aggregate of $4.6 million advanced to Quantum through the Closing Date.

(8)	To reflect the cash proceeds from the Financing event on February 9, 2024. The Company and Quantum entered into a securities purchase agreement (the “Purchase Agreement”) with Funicular Funds, LP, a Delaware limited partnership (“Funicular”), pursuant to which the Company sold and issued to Funicular, on that date, a secured convertible promissory note in the principal amount of $6.00 million (the “Funicular Note”) for a purchase price of $6,000,000, in a private placement (the “Note Financing”). Also pursuant to the Purchase Agreement, at the Closing the Sponsor transferred 600,000 Founder Shares and 600,000 private placement warrants to Funicular, which transfers terminated Quantum’s obligation to issue shares to Funicular pursuant to the terms of the non-redemption agreement, dated August 1, 2023, between Quantum and Funicular and previously disclosed in the Proxy Statement/Prospectus. As such the Proceeds were allocated between the convertible note and the shares transferred on a relative fair value basis, resulting in a debt discount of $0.97 million to be amortized over the maturity of the note.

(9)	To reflect the settlement of the no redemption liability as of the closing of the business combination as there is no further obligation to the holder post closing.

(10)	The proceeds raised in the Note Financing were used to pay a portion of the purchase price paid at Closing to the Wilson-Davis Sellers. To reflect the payment of $8.00 million to the shareholders of Wilson-Davis for the cash purchase consideration as discussed in note 2 above. The remaining will be settled as follows: i) $5,000,000 in aggregate principal amount of notes due 90 days after the Closing Date (the “Short-Term Notes”) and (ii) $7,971,000 in aggregate principal amount of notes due 24 months after the Closing Date (the “Long-Term Notes” and, together with the Short-Term Notes, the “Seller Notes”) (iii) the remaining $10.00 million will be paid via issuance of up to 2.5 million shares to be transferred by the sponsor group.

Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements

(A)	Derived from the unaudited statements of income of Wilson-Davis for the six months ended December 31, 2022 and 2021, derived from the audited statement of income of Wilson-Davis for the year ended June 30, 2022.

(B)	Derived from the audited consolidated statements of operations of Quantum for the year ended December 31, 2022.

(C)	Derived from the audited statements of income of Wilson-Davis for the year ended June 30, 2023 and 2022 less the unaudited statement of income of Wilson-Davis for the six month period ended December 31, 2022 plus the three month period ended September 30, 2023.

(D)	Derived from the unaudited consolidated statements of operations of Quantum for the nine months ended September 30, 2023.

(1)	To reflect the amortization of the values assigned to the intangible assets acquired as summarized in the Note 1(d) and 2 of the balance sheet adjustments above. The amortization is over an estimated useful life of 8 years for the developed technology and an estimated useful life of 15 years for the customer lists. (The table below is expressed in thousands)

AMORTIZATION OF INTANGIBLES:	Developed technology	Customer Lists
Amount	$18,163	$10,163
Useful Life	8	15
Annual Amortization	$2,270	$678

(2)	To reflect the one time transaction cost as a result of the nonmonetary asset transfer made by Atlas FinTech to AtlasClear in connection with the transaction, refer to balance sheet adjustment 1e above.

(3)	Represents an adjustment for additional direct, incremental costs of the Transactions of $6.38 million. These costs will not affect the statement of operations beyond 12 months after the closing.

(4)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(5)	Represent additional interest that would be incurred for the expense settlement debt of $9.21 million and the $6.00 million Financing as described in adjustment 6 to the balance sheet above. The debt holds interest rates of approximately 13% which results in annualized interest of approximately $2.94 million and $0.74 million for the nine months period ended September 30, 2023.

Note 4 — Pro Forma Income (Loss) per Share

Represents the unaudited income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issued relating to the Business Combination have been outstanding for the entire periods presented. The following tables set forth the computation of pro forma basic and diluted income (loss) per share for the nine months ended September 30, 2023 and for the year ended December 31, 2022.

The Earn Out Shares are contingently issuable and are therefore not included in the calculation of pro forma income (loss) per share, basic and diluted. The Earn Out Shares would only be included when the contingency has been met and there is no longer a circumstance in which those shares would not be issued. The warrants are not included in the computation of pro forma income (loss) per share, basic and diluted as the warrants as of the date of this prospectus are out of the money and would not be included under the treasury stock method. As such basic and diluted shares are the same.

(The table below is expressed in thousands, except share and per share data)

Assuming Actual Redemption
Year ended
30-Sep-23
Pro Forma Combined
Net loss	$(5,254)
Weighted average shares outstanding – basic and diluted	11,801,759
Net loss per share – basic and diluted	$(0.45)
Weighted average shares calculation, basic
AtlasClear Merger Consideration Shares	4,440,000
Financing Investors	600,000
Expense Settlement Shareholders	221,010
Quantum Public Shares	109,499
Quantum Founder Shares	6,431,250
Weighted average shares, basic and diluted	11,801,759

Assuming Actual Redemption
Year ended
December 31, 2022
Pro Forma Combined
Net loss	$(68,985)
Weighted average shares outstanding – basic and diluted	11,801,759
Net loss per share – basic and diluted	$(5.85)
Weighted average shares calculation, basic
AtlasClear Merger Consideration Shares	4,440,000
Financing Investors	600,000
Expense Settlement Shareholders	221,010
Quantum Public Shares	109,499
Quantum Founder Shares	6,431,250
Weighted average shares, basic and diluted	11,801,759

Percent of shares owned by AtlasClear	38%
Percent of shares owend by Financing Investors	5%
Percentage of shares owend by Expense Settlement stockholders	2%
Percent of shares owned by Quantum public stockholders	1%
Percent of shares owned by Quantum founders	54%
Excluded securities:
Quantum Public Warrants share equivalent	10,062,500
Quantum Private Warrants share equivalent	4,495,546
Earn Out Shares	5,944,444
Software Product Earn Out Shares (assuming $10 per share)	2,000,000